Exhibit 99.1

ARC Document Solutions Reports Results for Fourth Quarter and Fiscal Year 2012

WALNUT CREEK, CA—(February 28, 2013)—ARC Document Solutions, Inc. (NYSE: ARC), the nation’s leading document solutions company for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the fourth quarter and full year ended December 31, 2012.

Business Highlights:

•	Annual cash from operations was $37.6 million

•	Annual gross margin was 30.4%

•	Restructuring activity drove 180 bps expansion in adjusted EBITDA margin from 13.1% in the third quarter to 14.9% in the fourth quarter

•	Eight percent annual increase in Onsite Services sales is led by MPS

•	Annual adjusted earnings per share was ($0.04)

•	2013 Annual adjusted earnings per share outlook is $0.03 to $0.07; annual cash from operations outlook for 2013 is $38-45 million

Financial Highlights:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(All dollar figures in millions, except EPS)	2012	2011	2012	2011
Net Sales	$96.9	$101.8	$406.1	$422.7
Gross Margin	29.6%	30.7%	30.4%	31.8%
Net Loss attributable to ARC	$(5.9)	$(3.1)	$(32.0)	$(133.1)
Adjusted Net Loss attributable to ARC	$(0.8)	$(0.2)	$(1.7)	$(1.0)
EPS	$(0.13)	$(0.07)	$(0.70)	$(2.93)
Adjusted EPS	$(0.02)	$0.00	$(0.04)	$(0.02)
Cash from Operations	$6.7	$19.7	$37.6	$49.2
Capital Expenditures	$6.2	$3.6	$20.3	$15.6
Debt & Capital Leases (including current)	$222.5	$226.3	$222.5	$226.3

Management Commentary:

“The aggressive and ambitious restructuring plan we announced in November helped us avoid what could have been a significantly depressed earnings per share and cash performance in the fourth quarter of 2012,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “A timely response was critical to transition the company in line with the dramatic changes we observed in our customers’ behavior.”

“While our organization continues to strengthen its position as a leading document solutions provider, I am pleased with the speed and efficiency with which we implemented our restructuring plan,” added Mr. Suriyakumar. “ It not only provided a strong finish for the year, but our improved cost structure certainly will allow us to deliver significantly better performance in 2013 even without a full recovery in the AEC industry.”

CFO John Toth commented, “Throughout 2012 we maintained our strong cash flow and balance sheet. We absorbed the costs of the restructuring without drawing on our revolver, and we ended the year with our highest amount of cash since 2009. And in the fourth quarter, we took critical steps to improve the quality of our earnings through diversification across product lines and importantly, refining our cost structure to support and grow margin from multiple service lines. This fundamental improvement in our value proposition – and in the quality of our earnings – can be seen in the expansion of our adjusted EBITDA margin which increased almost 200 basis points between Q3 and Q4, bucking the historic trends of margin contraction between Q3 and Q4.”

Sales Reporting Presentation:

The company announced that beginning with its annual filing on Form 10-K, ARC Document Solutions’ statement of operations will reflect net sales reporting under two categories – “Service sales” and “Equipment and supplies sales” – replacing the historical revenue categories of “Reprographics services,” “Facilities management,” and “Equipment and supplies sales.” The broader categories of “Service sales” and “Equipment and supplies sales” will allow the company to better assign and report distinct sales recognized from its traditional reprographics services, onsite services, color printing services, digital services, and equipment and supplies sales. Under its previous revenue reporting structure, traditional reprographics, color, and digital services were blended in “Reprographics services.”

Restructuring Charge

ARC Document Solutions management recorded a restructuring charge of $3.3 million as a result of reducing its service center footprint and headcount during October and November of 2012. The charges pertain primarily to property lease exit costs and severance payments related to headcount reductions.

Outlook:

ARC anticipates annual adjusted earnings per share in 2013 to be in the range of $0.03 to $0.07 on a fully-diluted basis, and annual cash flow from operations to be in the range of $38 million to $45 million.

Teleconference and Webcast:

ARC will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s fourth quarter and full year 2012. The conference call can be accessed by dialing (855) 812-4355. The conference ID number is 94854869.

A live Webcast will also be made available on the investor relations page of ARC’s website at www.e-arc.com.

A replay will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial (855) 859-2056. The conference ID number to access the replay is 94854869. A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.

About ARC Document Solutions (NYSE: ARC)

ARC Document Solutions provides specialized document solutions to businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction (“AEC”) industry. The company’s products and services enhance our customers’ document workflow, reduce costs, shorten document processing and distribution time, improve the quality of document management tasks, and provide a secure, controlled environment in which to manage, distribute and produce documents. The company’s service centers are digitally connected and allow the provision of services to tens of thousands of customers all over the world. ARC is headquartered in California with more than 150 service centers located in major metropolitan markets in the US, Canada, China, and in select locations in the U.K., Hong Kong, Australia and India. For more information, visit www.e-arc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “allow us to deliver,” “anticipated,” “trends,” “opportunities,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, current economic conditions and downturn in the architectural, engineering and construction (AEC) industries specifically, and the timing and nature of any economic recovery; our inability to mitigate revenue exposure to the cyclical nature of the AEC industries; our inability to streamline operations and reduce and/or manage costs; our failure to develop and introduce new services successfully, including expansion of client service capabilities in our core AEC market; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our dependence on certain key vendors for equipment, maintenance services and supplies; and damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:

David Stickney

VP Corporate Communications

925-949-511

ARC Document Solutions, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$28,021	$25,437
Accounts receivable, net of allowances for accounts receivable of $2,634 and $3,309	51,855	54,713
Inventories, net	14,251	12,107
Prepaid expenses	3,277	3,999
Other current assets	6,819	7,541

Total current assets	104,223	103,797
Property and equipment, net of accumulated depreciation of $197,830 and $191,598	56,471	55,084
Goodwill	212,608	229,315
Other intangible assets, net	34,498	45,127
Deferred financing costs, net	4,219	4,574
Deferred income taxes	1,246	1,368
Other assets	2,574	2,092

Total assets	$415,839	$441,357

Liabilities and Equity
Current liabilities:
Accounts payable	$21,215	$21,787
Accrued payroll and payroll-related expenses	6,774	7,292
Accrued expenses	22,321	19,308
Current portion of long-term debt and capital leases	13,263	15,005

Total current liabilities	63,573	63,392
Long-term debt and capital leases	209,262	211,259
Deferred income taxes	28,936	26,447
Other long-term liabilities	3,231	3,194

Total liabilities	305,002	304,292

Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,274 and 46,235 shares issued and 46,262 and 46,235 shares outstanding	46	46
Additional paid-in capital	102,510	99,728
Retained earnings	695	32,663
Accumulated other comprehensive income (loss)	689	(1,760)

	103,940	130,677
Less cost of common stock in treasury, 12 and 0 shares	44	—

Total ARC Document Solutions, Inc.’s equity	103,896	130,677
Noncontrolling interest	6,941	6,388

Total equity	110,837	137,065

Total liabilities and equity	$415,839	$441,357

ARC Document Solutions, Inc.

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Service sales	$82,969	$86,898	$350,260	$368,213
Equipment and supplies sales	13,922	14,948	55,858	54,519

Total net sales	96,891	101,846	406,118	422,732
Cost of sales	68,251	70,553	282,599	288,434

Gross profit	28,640	31,293	123,519	134,298
Selling, general and administrative expenses	21,727	23,146	93,073	101,315
Amortization of intangible assets	1,791	4,596	11,035	18,715
Goodwill impairment	—	—	16,707	65,444
Restructuring expense	3,320	—	3,320	—

Income (loss) from operations	1,802	3,551	(616)	(51,176)
Other income, net	(21)	(15)	(100)	(103)
Interest expense, net	6,490	7,495	28,165	31,104

Loss before income tax provision (benefit)	(4,667)	(3,929)	(28,681)	(82,177)
Income tax provision (benefit)	939	(941)	2,784	50,931

Net loss	(5,606)	(2,988)	(31,465)	(133,108)
(Income) loss attributable to the noncontrolling interest	(290)	(69)	(503)	21

Net loss attributable to ARC Document Solutions, Inc.	$(5,896)	$(3,057)	$(31,968)	$(133,087)

Loss per share attributable to ARC Document Solutions, Inc.’s shareholders:
Basic	$(0.13)	$(0.07)	$(0.70)	$(2.93)

Diluted	$(0.13)	$(0.07)	$(0.70)	$(2.93)

Weighted average common shares outstanding:
Basic	45,749	45,505	45,668	45,401
Diluted	45,749	45,505	45,668	45,401

ARC Document Solutions, Inc.

Non-GAAP Measures

Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cash flows provided by operating activities (1)	$6,673	$19,678	$37,552	$49,168
Changes in operating assets and liabilities, net of business acquisitions	1,647	(8,926)	(463)	10,152
Non-cash expenses, including depreciation amortization and restructuring	(13,926)	(13,740)	(68,554)	(192,428)
Income tax provision (benefit)	939	(941)	2,784	50,931
Interest expense	6,490	7,495	28,165	31,104
Net (income) loss attributable to the noncontrolling interest	(290)	(69)	(503)	21

EBIT	1,533	3,497	(1,019)	(51,052)
Depreciation and amortization	9,012	11,513	39,522	47,876

EBITDA	10,545	15,010	38,503	(3,176)
Goodwill impairment	—	—	16,707	65,444
Restructuring expense	3,320	—	3,320	—
Stock-based compensation	542	496	1,999	4,271

Adjusted EBITDA	$14,407	$15,506	$60,529	$66,539

(1)	For the three and twelve months ended December 31, 2012 cash flows provided by operating activities includes $1.0 million in cash payments related to restructuring.

ARC Document Solutions, Inc.

Non-GAAP Measures

Reconciliation of net loss attributable to ARC Document Solutions, Inc. to unaudited adjusted net loss attributable to ARC

Document Solutions, Inc.

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net loss attributable to ARC Document Solutions, Inc.	$(5,896)	$(3,057)	$(31,968)	$(133,087)
Goodwill impairment	—	—	16,707	65,444
Change in trade name impact to amortization	—	2,369	3,158	9,475
Restructuring expense	3,320	—	3,320	—
Interest rate swap related costs	393	1,322	3,440	5,691
Income tax provision, related to above items	(1,397)	(1,308)	(7,676)	(16,053)
Deferred tax valuation allowance and other discrete tax items	2,736	516	11,311	67,556

Unaudited adjusted net loss attributable to ARC Document Solutions, Inc.	$(844)	$(158)	$(1,708)	$(974)

Actual:
Loss per share attributable to ARC Document Solutions, Inc.’s shareholders:
Basic	$(0.13)	$(0.07)	$(0.70)	$(2.93)

Diluted	$(0.13)	$(0.07)	$(0.70)	$(2.93)

Weighted average common shares outstanding:
Basic	45,749	45,505	45,668	45,401
Diluted	45,749	45,505	45,668	45,401
Adjusted:
Loss per share attributable to ARC Document Solutions, Inc.’s shareholders:
Basic	$(0.02)	$(0.00)	$(0.04)	$(0.02)

Diluted	$(0.02)	$(0.00)	$(0.04)	$(0.02)

Weighted average common shares outstanding:
Basic	45,749	45,505	45,668	45,401
Diluted	45,749	45,505	45,668	45,401

ARC Document Solutions, Inc.

Non-GAAP Measures

Reconciliation of net loss attributable to ARC to EBIT, EBITDA and Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net loss attributable to ARC Document Solutions, Inc.	$(5,896)	$(3,057)	$(31,968)	$(133,087)
Interest expense, net	6,490	7,495	28,165	31,104
Income tax provision (benefit)	939	(941)	2,784	50,931

EBIT	1,533	3,497	(1,019)	(51,052)
Depreciation and amortization	9,012	11,513	39,522	47,876

EBITDA	10,545	15,010	38,503	(3,176)
Goodwill impairment	—	—	16,707	65,444
Restructuring expense	3,320	—	3,320	—
Stock-based compensation	542	496	1,999	4,271

Adjusted EBITDA	$14,407	$15,506	$60,529	$66,539

ARC Document Solutions, Inc.

Net Sales by Product Line

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Service sales
Traditional reprographics	$28,357	$32,820	$126,785	$145,449
Color	19,241	19,355	79,080	84,062
Digital	7,816	9,345	35,578	38,020

Subtotal (1)	55,414	61,520	241,443	267,531
Onsite services (2)	27,555	25,378	108,817	100,682

Total service sales	82,969	86,898	350,260	368,213
Equipment and supplies sales	13,922	14,948	55,858	54,519

Total net sales	$96,891	$101,846	$406,118	$422,732

(1)	For comparison purposes this subtotal agrees with reprographics services historically reported.
(2)	Represents work done at our customers’ sites which includes Facilities Management (“FM”) and Managed Print Services (“MPS”)

Non-GAAP Financial Measures.

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above. For more information, see our 2011 Annual Report on Form 10-K.

Specifically, we have presented adjusted net loss attributable to ARC and adjusted loss per share attributable to ARC shareholders for the three and twelve months ended December 31, 2012 and 2011 to reflect the exclusion of goodwill impairment charges, the amortization impact related specifically to the change in useful lives of trade names, restructuring expense, interest rate swap related costs, the valuation allowance related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2012 and 2011. We believe these charges were the result of our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in the three months ended December 31, 2012 to exclude restructuring expense of $3.3 million, and stock-based compensation expense of $0.5 million. We presented adjusted EBITDA in the twelve months ended December 31, 2012 to exclude the non-cash goodwill impairment charge of $16.7 million, restructuring expense of $3.3 million, and stock-based compensation expense of $2.0 million. We presented adjusted EBITDA for the three and twelve months ended December 31, 2011 to exclude stock-based compensation expense of $0.5 million and $4.3 million, respectively, and a non-cash goodwill impairment charge of $65.4 million for the twelve months ended December 31, 2011. The adjustments to EBITDA for non-cash items are consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions, Inc.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities
Net loss	$(5,606)	$(2,988)	$(31,465)	$(133,108)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	(76)	288	456	1,034
Depreciation	7,221	6,917	28,487	29,161
Amortization of intangible assets	1,791	4,596	11,035	18,715
Amortization of deferred financing costs	276	225	1,088	887
Amortization of bond discount	158	142	611	549
Goodwill impairment	—	—	16,707	65,444
Stock-based compensation	542	496	1,999	4,271
Excess tax benefit related to stock-based compensation	—	31	—	—
Deferred income taxes	(2,132)	(2,833)	(6,433)	673
Deferred tax valuation allowance	2,984	2,827	9,750	68,546
Restructuring expense, non-cash portion	2,379	—	2,379	—
Amortization of derivative, net of tax effect	246	828	2,154	3,565
Other noncash items, net	537	223	321	(417)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	5,864	5,917	2,533	(2,582)
Inventory	(339)	(1,206)	(3,005)	(1,170)
Prepaid expenses and other assets	2,233	12,652	1,032	(453)
Accounts payable and accrued expenses	(9,405)	(8,437)	(97)	(5,947)

Net cash provided by operating activities	6,673	19,678	37,552	49,168

Cash flows from investing activities
Capital expenditures	(6,154)	(3,615)	(20,348)	(15,553)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	—	(823)	—	(823)
Payment for swap transaction	—	—	—	(9,729)
Other	190	(2)	323	923

Net cash used in investing activities	(5,964)	(4,440)	(20,025)	(25,182)

Cash flows from financing activities
Proceeds from stock option exercises	—	—	79	108
Proceeds from issuance of common stock under Employee Stock Purchase Plan	—	31	28	62
Excess tax benefit related to stock-based compensation	—	(31)	—	—
Payments on long-term debt agreements and capital leases	(3,560)	(5,460)	(15,601)	(25,179)
Net borrowings (repayments) under revolving credit facilities	225	(10,121)	1,266	701
Payment of deferred financing costs	—	(131)	(839)	(799)

Net cash used in financing activities	(3,335)	(15,712)	(15,067)	(25,107)

Effect of foreign currency translation on cash balances	113	(43)	124	265

Net change in cash and cash equivalents	(2,513)	(517)	2,584	(856)
Cash and cash equivalents at beginning of period	30,534	25,954	25,437	26,293

Cash and cash equivalents at end of period	$28,021	$25,437	$28,021	$25,437

	—	—	—	—
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$1,536	$3,202	$10,047	$10,678
Liabilities in connection with acquisition of businesses	$—	$—	$—	$548
Liabilities in connection with deferred financing costs	$—	$107	$—	$107